OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the contract to which it is attached as of the Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the contract.

While the Owner is alive, the request, including the designation of the payee, may be made by the Owner. At the time a Death Benefit becomes payable under the contract, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, no surrender of the Annuity Account Value can be made and the Annuitant(s) cannot be changed, nor can the settlement option be changed.

ANNUITY DATE. The Annuity Date is the date on which the contract is annuitized. This definition replaces the definition of Annuity Date under the Definitions section of the contract to which this rider is attached.

PAYMENT DATES. The Income Payment Date shall be the date on which the Owner is entitled to the Income Payment. Income Payments may be received monthly, quarterly, semi-annually, or annually. If the Income Payment is a 100% Fixed Income Payment, the first Income Payment Date under the settlement option selected will be at least 30 days after the Annuity Date as selected by the Owner. If the Income Payment is in any part a Variable Income Payment, the first Income Payment Date under the settlement option selected will be 14 days after the Valuation Period which ends immediately preceding the Annuity Date as selected by the Owner. Subsequent payments will be made on the same day of the month as the first Income Payment Date in accordance with the manner of payment selected (monthly, quarterly, semi-annually, annually). The valuation of all subsequent Variable Income Payments will be made at the end of the Valuation Period that is 14 days prior to the Variable Income Payment Date.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment per Sub-Account of at least $50 and/or a Fixed Income Payment of at least $50. If at any time this minimum is not met, the Company has the right to change the frequency to an interval that will provide the minimum required. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

EVIDENCE OF SURVIVAL. The Company has the right to ask for proof that the Annuitant(s) on whose life the Income Payment is based is alive on each Income Payment Date.

PROOF OF AGE. Commencement of Income Payments will be subject to proof of age, acceptable to the Company, such as a certified copy of a birth certificate.

FIXED INCOME OPTIONS

FIXED INCOME PAYMENTS. Fixed Income Payments will remain level pursuant to the terms of the fixed settlement option(s) selected. The amount of the Fixed Income Payment shall be determined in accordance with the terms of the settlement option, the Annuitant(s) settlement age and gender, and the table of Annuity Purchase Rates Under A Fixed Income Option set forth in this rider, as applicable. The mortality table used is the 1983 'a' Individual Annuitant Mortality Table, modified, with a 3% interest rate. In determining the Fixed Income Payment, the Annuitant's settlement age will be adjusted according to the Age Adjustment Table set forth in this rider.

FIRST OPTION: LIFE ANNUITY. An annuity which provides annuity payments during the lifetime of the Annuitant, ceasing with the last payable due prior to the death of the Annuitant.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD An annuity which provides annuity payments during the lifetime of the Annuitant and further provides that if at the death of the Annuitant payments have been made for less than the elected certain period, which may be 120 or 240 months, the annuity payments will continue for the remainder of elected certain period.

THIRD OPTION: CASH REFUND LIFE ANNUITY. An annuity which provides annuity payments during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant, with the guarantee that upon the death of the Annuitant, if: (a) the total dollar amount applied to purchase this Fixed Income Payment option is greater than; (b) the Fixed Income Payment multiplied by the number of Income Payments paid prior to death; then a refund payment equal to the dollar amount of (a) minus (b) will be made after the death claim is approved by the Company for payment and the Company is in receipt of. (a) proof of death acceptable to the Company; (b) written authorization for payment; and (c) all claim forms, fully completed.

OMS99

FOURTH OPTION: JOINT LIFE ANNUITY. An annuity which provides annuity payments during the joint lifetime of the Annuitant and a Joint Annuitant, ceasing with the last payment due prior to the last death of the joint annuitants.

FIFTH OPTION: JOINT LIFE AND TWO-THIRDS TO SURVIVOR ANNUITY. An annuity which provides annuity payments during the joint lifetime of the Annuitant and a Joint Annuitant, with two-thirds of such amount payable during the remaining lifetime of the survivor and ceasing with the last payment due prior to the last death of the joint annuitants.

SIXTH OPTION: JOINT LIFE ANNUITY WITH CERTAIN PERIOD. An annuity which provides annuity payments during the joint lifetime of the Annuitant and a Joint Annuitant and further provides that if after the death of both Annuitants payments have been made for less than the elected certain period, which may be 120 or 240 months, the annuity payments will continue for the remainder of elected certain period.

SEVENTH OPTION: JOINT LIFE AND TWO-THIRDS TO SURVIVOR ANNUITY WITH CERTAIN PERIOD. An annuity which provides annuity payments during the joint lifetime of the Annuitant and a Joint Annuitant, with two-thirds of such amount payable during the remaining lifetime of the survivor, further providing that should one or both the Annuitants die during the elected certain period, which may be 120 or 240 months, the full benefit payment will continue for the remainder of the elected certain period.

VARIABLE INCOME OPTIONS

VARIABLE INCOME PAYMENTS. The amount of the first Variable Income Payment shall be determined in accordance with the terms of the settlement option, the Annuitant(s) settlement age and gender, and the table of Annuity Purchase Rates Under A Variable Income Option set forth in this rider, as applicable. The mortality table used is the 1983 'a' Individual Annuitant Mortality Table, modified, with a 4% assumed interest rate. In determining the first Variable Income Payment, the Annuitant's settlement age will be adjusted according to the age adjustment table set forth in this rider.

The first Variable Income Payment is sub-divided into components each of which represents the product of'. (a) the percentage elected by the Owner of a specific Sub-Account the performance of which will determine future Variable Income Payments, and (b) the entire first Variable Income Payment. On the Annuity Date, the Contract is credited with Annuity Units for each Sub-Account. The number of Annuity Units credited is computed by dividing the component of the first Variable Income Payment attributable to a specific Sub-Account by the Annuity Unit value for that Sub-Account. Each Variable Income Payment after the first attributable to a specific Sub-Account will be determined by multiplying the Annuity Unit value at the end of the Valuation Period that is 14 days prior to the Variable Income Payment Date for the Sub-Account by a constant number of Annuity Units. The total Variable Income Payment will be the sum of the payments attributable to each Sub-Account.

The number of Annuity Units of each Sub-Account remains fixed unless an exchange of Annuity Units is made pursuant to the "Exchange of Variable Annuity Units" section. The dollar amount of each Variable Income Payment after the first may increase, decrease or remain level.

ANNUITY UNIT VALUE. The Annuity Unit Value for each Sub-Account was arbitrarily established at the inception of the Sub-Account. The Annuity Unit Value for the particular Sub-Account for any subsequent Valuation Period is determined by multiplying the Annuity Unit Value for the particular Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the current Valuation Period and then multiplying that product by a factor to neutralize the assumed interest rate of 4% per year to establish the Annuity Purchase Rates Under A Variable Income Option set forth in this rider. The factor is 0.9998926 for a one-day valuation period.

EXCHANGE OF VARIABLE ANNUITY UNITS. After the Annuity Date the Owner may, by filing a written request with the Company at its Home Office, exchange the value of a designated number of Annuity Units of particular Variable Sub-Accounts then credited into other Annuity Units, the value of which would be such that the dollar amount of an Income Payment made on the date of the exchange would be unaffected by the exchange. Unless otherwise authorized by the Company in writing, no more than three (3) exchanges may be made in any Contract Year.

Exchanges may only be made among the Variable Sub-Accounts or from the Variable Sub-Accounts to a Fixed Income Payment. Exchanges shall be made using the Annuity Unit Values for the Valuation Period during which the request for exchange is received by the Company at its Home Office.

OPTION 1: VARIABLE LIFE ANNUITY. A variable annuity which provides annuity payments during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant.

OMS99

OPTION II: VARIABLE LIFE ANNUITY WITH CERTAIN PERIOD. A variable annuity which provides annuity payments during the lifetime of the Annuitant and further provides that if at the death of the Annuitant payments have been made for less than the elected period certain, which may be 120 or 240 months, the annuity payments will continue for the remainder of elected period certain.

OPTION III: VARIABLE UNIT REFUND LIFE ANNUITY. A variable annuity which provides annuity payments during the lifetime of the Annuitant, ceasing with the last payment due prior to the death of the Annuitant, with the guarantee that upon the death of the Annuitant, if. (a) the number of Annuity Units initially purchased (determined by dividing the total dollar amount applied to purchase this Variable Income Payment option by the Annuity Unit value on the Valuation Period which ends immediately preceding the Annuity Date) is greater than; (b) the number of Annuity Units paid as part of each Variable Income Payment multiplied by the number of Income Payments paid prior to death; then a refund payment equal to the number of Annuity Units determined by (a) minus (b) will be made. The refund payment value will be determined using the Annuity Unit value on the Valuation Date on which the death claim is approved by the Company for payment after the Company is in receipt of: (a) proof of death acceptable to the Company; (b) written authorization for payment; and (c) all claim forms, fully completed.

OPTION IV: VARIABLE JOINT LIFE ANNUITY. A variable annuity which provides annuity payments during the joint lifetime of the Annuitant and a Joint Annuitant, ceasing with the last payment due prior to the last death of the joint annuitants.

OPTION V: JOINT LIFE AND TWO-THIRDS TO SURVIVOR ANNUITY. An annuity which provides annuity payments during the joint lifetime of the Annuitant and a Joint Annuitant, with two-thirds of such amount payable during the remaining lifetime of the survivor and ceasing with the last payment due prior to the last death of the joint annuitants.

OPTION VI: VARIABLE JOINT LIFE ANNUITY WITH CERTAIN PERIOD. A variable annuity which provides annuity payments during the joint lifetime of the Annuitant and a Joint Annuitant and further provides that if after the death of both Annuitants payments have been made for less than the elected period certain, which may be 60, 120, 180 or 240 months, the annuity payments will continue for the remainder of elected period certain.

OPTION VII: VARIABLE JOINT LIFE AND TWO-THIRDS TO SURVIVOR ANNUITY WITH CERTAIN PERIOD. A variable annuity which provides annuity payments during the joint lifetime of the Annuitant and a Joint Annuitant, with two-thirds of such amount payable during the remaining lifetime of the survivor, further providing that should one or both the Annuitants die during the elected certain period, which may be 120 or 240 months, the full benefit payment will continue for the remainder of the elected period.

ADDITIONAL FIXED AND VARIABLE BENEFIT OPTIONS. Any proceeds payable under the contract may also be settled under any other method of settlement agreed upon by the Company at the time of the request.

The Lincoln National Life Insurance Company

A. BOSCIA, PRESIDENT

OMS99

ANNUITY PURCHASE RATES UNDER A FIXED INCOME OPTION

                   DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                          PURCHASED WITH EACH $1,000 APPLIED



SINGLE LIFE ANNUITIES

                   No                  120                 240
                 Period              Months              Months               Cash
Age              Certain             Certain             Certain              Refund
60                $4.42               $4.38               $4.22               $4.18
61                 4.52                4.47                4.29                4.26
62                 4.62                4.56                4.36                4.34
63                 4.73                4.66                4.43                4.42
64                 4.85                4.77                4.50                4.51
65                 4.97                4.89                4.57                4.60
66                 5.11                5.01                4.64                4.69
67                 5.25                5.13                4.71                4.79
68                 5.41                5.27                4.78                4.90
69                 5.57                5.41                4.85                5.01
70                 5.75                5.56                4.91                5.13
71                 5.95                5.71                4.98                5.25
72                 6.16                5.88                5.04                5.38
73                 6.38                6.05                5.09                5.52
74                 6.63                6.23                5.14                5.66
75                 6.90                6.42                5.19                5.81



JOINT AND SURVIVOR ANNUITIES

                  Joint and Full to Survivor                                Joint and Two-Thirds Survivor
                        Certain Period                                             Certain Period

                                                          Joint
None               120                 240                 Age                None              120                    240
$4.01            $4.01               $3.98                 60                $4.43             $4.38                   4.22
 4.09             4.08                4.05                 61                 4.52              4.47                   4.29
 4.17             4.16                4.12                 62                 4.63              4.57                   4.36
 4.25             4.25                4.19                 63                 4.74              4.67                   4.43
 4.34             4.34                4.26                 64                 4.85              4.78                   4.50
 4.44             4.43                4.34                 65                 4.98              4.89                   4.57
 4.54             4.54                4.42                 66                 5.11              5.01                   4.64
 4.66             4.64                4.50                 67                 5.26              5.13                   4.71
 4.77             4.76                4.58                 68                 5.41              5.27                   4.78
 4.90             4.88                4.66                 69                 5.57              5.41                   4.85
 5.04             5.01                4.74                 70                 5.75              5.55                   4.91
 5.18             5.15                4.82                 71                 5.94              5.70                   4.98
 5.34             5.30                4.89                 72                 6.14              5.86                   5.03
 5.51             5.45                4.96                 73                 6.35              6.03                   5.09
 5.69             5.62                5.03                 74                 6.59              6.20                   5.14
 5.89             5.79                5.09                 75                 6.84              6.38                   5.18


Age Adjustment Table


  Year of Birth      Adjustment to Age                         Year of Birth                         Adjustment to Age
   Before 1920              + 2                                  1960-1969                                   -3
    1920-1929               + 1                                  1970-1979                                   -4
    1930-1939                0                                   1980-1989                                   -5
    1940-1949               - 1                                  1990-1999                                   -6
    1950-1959               - 2                                     ETC.                                    ETC.


ANNUITY PURCHASE RATES UNDER A VARIABLE INCOME OPTION

                DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED


SINGLE LIFE ANNUITIES

                   No                  120                 240
                 Period              Months              Months
Age              Certain             Certain             Certain

60               $4.78               $4.73               $4.56
61                4.87                4.81                4.63
62                4.97                4.90                4.69
63                5.07                5.00                4.75
64                5.19                5.10                4.82
65                5.30                5.21                4.88
66                5.43                5.32                4.95
67                5.57                5.44                5.01
68                5.72                5.56                5.08
69                5.88                5.70                5.14
70                6.05                5.84                5.20
71                6.23                5.99                5.26
72                6.44                6.11                5.31
73                6.66                6.30                5.36
74                6.89                6.47                5.40
75                7.15                6.65                5.44


JOINT AND SURVIVOR ANNUITIES



   Joint and Full to Survivor                                          Joint and Two-Thirds Survivor
        Certain Period                                                         Certain Period
                                                        Joint
 None                120               240               Age              None               120

 $4.37             $4.37             $4.34                60             $4.78             $4.74
  4.44              4.44              4.40                61              4.88              4.82
  4.52              4.51              4.46                62              4.97              4.91
  4.60              4.59              4.53                63              5.08              5.00
  4.68              4.68              4.60                64              5.19              5.10
  4.77              4.77              4.67                65              5.31              5.21
  4.87              4.86              4.74                66              5.44              5.32
  4.98              4.96              4.82                67              5.57              5.44
  5.09              5.07              4.89                68              5.72              5.56
  5.21              5.19              4.96                69              5.87              5.69
  5.34              5.31              5.04                70              6.04              5.83
  5.47              5.44              5.11                71              6.22              5.97
  5.62              5.58              5.18                72              6.42              6.12
  5.78              5.73              5.24                73              6.62              6.28
  5.96              5.88              5.30                74              6.85              6.44
  6.14              6.05              5.36                75              7.09              6.61



                                         Unit
                                        Refund
$4.56 4.63

4.71

4.78


4.87

4.95 5.04

5.14

5.24

5.34

5.46 5.57

5.69

5.82

5.96

6.10

240

$4.57

4.63

4.69

4.76

4.82

4.88 4.95

5.01

5.08

5.14

5.20 5.25

5.31

5.36

5.40

5.44
----


Age Adjustment Table

  Year of Birth  Adjustment to Age     Year of Birth     Adjustment to Age
   Before 1920          + 2              1960-1969               -3
    1920-1929           + 1              1970-1979               -4
    1930-1939             0              1980-1989               -5
    1940-1949            -1              1990-1999               -6
    1950-1959            -2                 ETC.                ETC.


OMS99

--------------------------------------------------------------------------------
ANNUITY PURCHASE RATES UNDER A VARIABLE INCOME OPTION

            DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                   PURCHASED WITH EACH $1,000 APPLIED


SINGLE LIFE ANNUITIES

           No             120            240
         Period         Months         Months          Unit
Age      Certain        Certain        Certain        Refund
60       $4.78          $4.73          $4.56          $4.56
61        4.87           4.81           4.63           4.63
62        4.97           4.90           4.69           4.71
63        5.07           5.00           4.75           4.78
64        5.19           5.10           4.82           4.87
65        5.30           5.21           4.88           4.95
66        5.43           5.32           4.95           5.04
67        5.57           5.44           5.01           5.14
68        5.72           5.56           5.08           5.24
69        5.88           5.70           5.14           5.34
70        6.05           5.84           5.20           5.46
71        6.23           5.99           5.26           5.57
72        6.44           6.14           5.31           5.69
73        6.66           6.30           5.36           5.82
74        6.89           6.47           5.40           5.96
75   1    7.15     1     6.65     1     5.44      1    6.10


JOINT AND SURVIVOR ANNUITIES


  Joint and Full to Survivor                 Joint and Two-Thirds Survivor
        Certain Period                              Certain Period

                                        Joint
  None           120         240         Age        None         120         240

 $4.37         $4.37       $4.34          60       $4.78       $4.74       $4.57
  4.44          4.44        4.40          61        4.88        4.82        4.63
  4.52          4.51        4.46          62        4.97        4.91        4.69
  4.60          4.59        4.53          63        5.08        5.00        4.76
  4.68          4.68        4.60          64        5.19        5.10        4.82
  4.77          4.77        4.67          65        5.31        5.21        4.88
  4.87          4.86        4.74          66        5.44        5.32        4.95
  4.98          4.96        4.82          67        5.57        5.44        5.01
  5.09          5.07        4.89          68        5.72        5.56        5.08
  5.21          5.19        4.96          69        5.87        5.69        5.14
  5.34          5.31        5.04          70        6.04        5.83        5.20
  5.47          5.44        5.11          71        6.22        5.97        5.25
  5.62          5.58        5.18          72        6.42        6.12        5.31
  5.78          5.73        5.24          73        6.62        6.28        5.36
  5.96          5.88        5.30          74        6.85        6.44        5.40
  6.14          6.05        5.36          75        7.09        6.61        5.44


Age Adjustment Table


 Year of Birth. Adjustment to__Age     Year of Birth     Adjustment to Age
   Before 1920           +2               1960-1969               -3
    1920-1929            +1               1970-1979               -4
    1930-1939             0               1980-1989               -5
    1940-1949            -1               1990-1999               -6
    1950-1959            -2                 ETC.                ETC.


OMS99